Exhibit 16(b)

POWER OF ATTORNEY

I, the undersigned member of the Board of Trustees of the below-named trusts, with their respective file numbers under the Securities Act of 1933 noted, hereby constitute and appoint George R. Aylward, Kevin J. Carr and Jennifer Fromm, or any of them, as my true and lawful attorneys and agents with full power to sign for me in the capacity indicated below, any or all registration statements on Form N-1A, amendments thereto, and such other filings as may be appropriate, with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940 relating to each of said mutual funds, and hereby ratify and confirm my signature as it may be signed by said attorneys and agents.

Virtus Alternative Solutions Trust	(333-191940)
Virtus Asset Trust	(333-08045)
Virtus Equity Trust	(002-16590)
Virtus Opportunities Trust	(033-65137)
Virtus Retirement Trust	(033-80057)
Virtus Variable Insurance Trust	(033-05033)

I hereby declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original.

IN WITNESS WHEREOF, this 26th day of June, 2017.

_/s/ Sidney E. Harris___________________	__/s/ Connie D. McDaniel___________________
Sidney E. Harris, Trustee	Connie D. McDaniel, Trustee

All signatures need not appear on the same copy of this Power of Attorney.